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                                                                   Exhibit 17(a)
                                   PROXY CARD

                         SMITH BARNEY WORLD FUNDS, INC.

                               EUROPEAN PORTFOLIO

                SPECIAL MEETING OF SHAREHOLDERS - March 10, 2003


     The undersigned hereby appoints [_________], [__________] and [__________]
(the "Proxies") and each of them, attorneys and Proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of European Portfolio (the "Meeting") to be held at the offices of [__________] on March 10, 2003 at [___a.m/p.m.] Eastern time and at any adjournment or adjournments thereof. The Proxies will cast votes according to the number of shares of European Portfolio that the undersigned may be entitled to vote with respect to the proposal set forth below, in accordance with the specification indicated, if any, and with all the powers that the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said attorneys and Proxies, or either of them, may lawfully do by virtue thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS DATED __________, 2003 AND THE PROXY STATEMENT/PROSPECTUS DATED JANUARY [__], 2003.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SMITH BARNEY WORLD FUNDS, INC., WHICH RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL.

(1) To approve an Agreement and Plan of Reorganization, attached to the Proxy Statement/Prospectus for the Meeting, which provides for and contemplates: (1) the transfer of substantially all of the assets and all of the liabilities of European Portfolio (the "Acquired Fund"), a series of the Smith Barney World Funds, Inc., to Smith Barney International Large Cap Fund (the "Acquiring Fund"), a series of Smith Barney Trust II, solely in exchange for shares of the Acquiring Fund;
         (2) the distribution of the shares of the Acquiring Fund to the shareholders of the Acquired Fund in liquidation of the Acquired Fund; and (3) the termination of the Acquired Fund and the cancellation of its outstanding shares.

         [_] FOR           [_] AGAINST           [_] ABSTAIN

(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

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                                      -2-

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE "FOR" THE PROPOSAL.

PLEASE SIGN EXACTLY AS SHAREHOLDER NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY OR EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


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SIGNATURE                   DATE         SIGNATURE (JOINT OWNER)            DATE